UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 22, 2025

LiveWire Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41511	87-4730333
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3700 West Juneau Avenue, Milwaukee, Wisconsin 53208
(Address of principal executive offices, including zip code)
(650) 447-8424
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	LVWR	New York Stock Exchange
Warrants to purchase common stock	LVWR WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01    Entry into a Material Definitive Agreement
On August 22, 2025, LiveWire Group, Inc. (the “Company”) entered into an At-The-Market Issuance Sales Agreement (the “Agreement”) with Mizuho Securities USA LLC, as agent (the “Agent”), under which the Company may offer and sell, from time to time at its sole discretion, an aggregate gross sale price of up to $50,000,000 of shares of its common stock, par value $0.0001 per share (the “Common Stock”), through the Agent (the “Offering”), pursuant to an effective shelf registration statement on Form S-3 (Registration No. 333-289699), which was declared effective by the Securities and Exchange Commission (the “SEC”) on August 21, 2025 (the “Registration Statement”). The Company filed a prospectus supplement with the SEC on August 22, 2025 in connection with the Offering.
Under the terms of the Agreement, the Agent may sell the Common Stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act of 1933, as amended. The Agent will use commercially reasonable efforts to sell the Common Stock from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company will pay the Agent a commission rate of up to 3.0% of the gross sales price per share sold through the Agent under the Agreement.
The Agreement contains customary representations, warranties and agreements by the Company, indemnification rights and obligations of the Company and the Agent, other obligations of the parties and termination provisions. The representations, warranties and agreements contained in the Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties to such agreement. The Company may also reimburse the Agent for certain specified expenses in connection with establishing and maintaining the Offering.
The Company has no obligation to sell any Common Stock under the Agreement, and may at any time suspend solicitation and sales in the Offering. The Agreement may be terminated by the Agent or the Company at any time upon five (5) days’ notice to the other party.
The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the full text of the Agreement, a copy of which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.
This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, which is being made only by means of a written prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, nor shall there be any offer, solicitation or sale of the Company’s securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.
ITEM 8.01    Other Events
In connection with the offering of the Common Stock under the Agreement, the Company is filing the opinion of Latham & Watkins LLP as part of this Current Report that is to be incorporated by reference into the Registration Statement. The opinion of Latham & Watkins LLP is filed as Exhibit 5.1 to this Current Report and incorporated herein by reference.

ITEM 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

1.1	At-The-Market Issuance Sales Agreement, dated as of August 22, 2025, by and between LiveWire Group, Inc. and Mizuho Securities USA LLC.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LiveWire Group, Inc.

Date: August 22, 2025	/s/ Allen Gerrard
Allen Gerrard
General Counsel & Board Secretary